Exhibit 99.1

eXoZymes appoints experienced biomanufacturing executive, Damien Perriman, as CCO

●	Expanded leadership team as eXoZymes ramps up commercial growth

●	Damien Perriman brings more than two decades of experience in successfully developing and commercializing novel biotechnologies

●	Focus on developing commercial opportunities, spin-outs, joint-ventures, and licensing deals with future partners

Monrovia, CA — April 2, 2025 — Today, eXoZymes Inc. (NASDAQ: EXOZ) (“eXoZymes”) - a pioneer of AI-engineered enzymes that can transform sustainable feedstock into essential chemicals, medicines, and biofuels - announced the appointment of Damien Perriman to a newly created role as Chief Commercial Officer (CCO).

Perriman brings more than two decades of experience in successfully commercializing several biotechnologies, spanning diverse markets such as nutrition, personal care, plastics, textiles, fragrances, performance fuels, and specialty chemicals. Before joining eXoZymes, Perriman most recently has served leading commercial roles at both Genomatica (Geno) and Gevo, while also serving as Chairman of the Board of Danish biotechnology startup Cellugy.

“eXoZymes represents the new generation of SynBio design and scale-up, setting new standards for development speed and opening a range of commercially compelling product opportunities. This new approach can overcome process titer constraints and the feedstock limitations of conventional technologies, enabling projects to reach commercial scale sooner and with lower capital risk. This sets us up to be an innovative and reliable solutions provider for companies looking to make greater impact with more sustainable and globally competitive products,” states Chief Commercial Officer at eXoZymes, Damien Perriman, and continues, “We are stepping into an exciting future, commercializing the next generation of biomanufacturing.”

Video presentation of Damien Perriman available here.

“Damien Perriman represents the kind of formidable talent, experience, values and diverse set of capabilities we’re investing in to develop our company and the next generation of biomanufacturing,” states Michael Heltzen, CEO of eXoZymes, and adds, “The hire of Damien reflects our strategic focus on scaling and commercializing biosolutions, in close collaboration with our upcoming partners, across multiple sectors.”

Conference call at 4:30 Eastern today

On today’s conference call to discuss results for the fourth quarter and full year 2024 at 4:30 PM Eastern / 1:30PM Pacific, there will also be a possibility to ask questions around this hire. Investors and interested parties can access the live webinar, at the time of the event through eXoZymes’ investor relations website. A recording of the conference call will also be made publicly available soon after the live call.

About eXoZymes

Founded in 2019, the company has developed a biomanufacturing platform that - as a historic first - offers the tools and insights to engineer, control and optimize nature’s own natural processes to produce chemical compounds, enabling the company’s partners to replace traditional chemical production methods with a new commercially scalable, sustainable, and eco-friendly alternative: exozymes.

Exozymes are advanced enzymes enhanced through AI and bioengineering to thrive in a bioreactor outside of living cells. Exozymes can replace toxic petrochemical processes and inefficient biochemical extraction with sustainable and scalable biosolutions that transform biomass into essential chemicals, medicines, and biofuels.

By freeing enzyme-driven chemical reactions from the limitations imposed by cells, exozyme biosolutions eliminate the scaling bottleneck that has hampered commercial success in the synthetic biology (SynBio) space, making exozymes the logical successor to most SynBio projects.

While the company, eXoZymes Inc., has introduced “exozymes” as a scientific concept, they are not trademarking the concept, as they view it as a new nomenclature for wide adoption for this next generation of biomanufacturing that eXoZymes aims to pioneer and be the market leader of.

Learn more on exozymes.com

eXoZymes Safe Harbor

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe the company’s future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “will,” “should,” “would,” “could,” “seek,” “intend,” “plan,” “goal,” “project,” “estimate,” “anticipate,” “strategy,” “future,” “likely” or other comparable terms, although not all forward-looking statements contain these identifying words. All statements other than statements of historical facts included in this press release regarding the company’s strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Actual results could differ materially for a variety of reasons. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of eXoZymes’ quarterly reports on Form 10-Q, annual reports on Form 10-K, and other documents filed by eXoZymes from time to time by the company with the Securities and Exchange Commission. These filings identify and address important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and eXoZymes assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. eXoZymes does not give any assurance that it will achieve its expectations.

Investor relations contact

Email: ir@exozymes.com

eXoZymes contact

Lasse Görlitz, VP of Communications

(858) 319-7135

press@exozymes.com